UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 19, 2018

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8550

_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

Item 2.02 Results of Operations and Financial Condition.

On April 25, 2018, ServiceNow, Inc. (“ServiceNow” or the “Company”) issued a press release announcing financial results for the three months ended March 31, 2018.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this report, including the exhibit attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing of ServiceNow under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ServiceNow makes reference to non-GAAP financial information in the press release.  A reconciliation to the nearest comparable GAAP financial measures of the non-GAAP financial measures is included in the press release attached hereto as Exhibit 99.1.  These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceNow encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

On April 23, 2018, the Board of Directors of the Company (the “Board”) expanded the size of the Board from nine (9) to ten (10) members and appointed Dennis M. Woodside to serve as a Class II director. The Board determined that Mr. Woodside is an independent director within the meaning of the New York Stock Exchange listing standards. On the same date, the Board appointed Mr. Woodside as a member of the Leadership Development and Compensation Committee. There is no arrangement or understanding between Mr. Woodside and any other persons pursuant to which Mr. Woodside was selected as a director. There are no family relationships between Mr. Woodside and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Woodside will receive the standard compensation and equity awards provided to non-employee directors of the Company and committee members for their service. In addition, it is expected that Mr. Woodside will enter into the Company’s standard form of director indemnification agreement. The form indemnification agreement was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 27, 2015.

On April 19, 2018, Frank Slootman informed the Board of his intent to retire from the Board and as Chairman of the Board, to be effective as of immediately prior to the 2018 annual meeting of stockholders (the “Annual Meeting”). On April 23, 2018, the Board appointed Frederic B. Luddy to serve as Chairman of the Board, effective as of immediately prior to the Annual Meeting and following Mr. Slootman’s retirement. Based on Mr. Luddy’s experience as the founder of the Company, as well as his management capabilities, expertise in the industry and proven leadership, the Board believes that Mr. Luddy is the director most capable of effectively identifying strategic priorities, leading critical discussions and guiding the formulation of the Company’s strategy and business plans. On April 23, 2018, the Board approved a decrease in the size of the Board from ten (10) to nine (9) members, effective as of immediately prior to the Annual Meeting and immediately following Mr. Slootman’s retirement.

For additional information, see the press release attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated April 25, 2018, announcing ServiceNow, Inc.’s financial results for the three months ended March 31, 2018.

	99.2	Press release dated April 25, 2018.

Exhibit List

Exhibit No.	Exhibit Title

99.1	Press release dated April 25, 2018, announcing ServiceNow, Inc.’s financial results for the three months ended March 31, 2018.

99.2	Press release dated April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer

Date:  April 25, 2018